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                                                                   Exhibit 10.10

                            BENEFIT EQUALIZATION PLAN
                                       OF
                             U.S. TRUST CORPORATION

                             AS AMENDED AND RESTATED
                         EFFECTIVE AS OF JANUARY 1, 1997

                                     ------



1.       PURPOSE

         The purpose of the Plan is to provide members of the Employees' Retirement Plan of United States Trust Company of New York and Affiliated Companies, and their surviving spouses, with benefits that are intended to replace benefits that would have been payable to them under such plan but for the limitations imposed by section 401(a)(17) of the Code and, for periods ending prior to January 1, 1997, by section 415 of the Code.

         The Plan is intended to constitute an "excess benefit plan", as that term is defined in section 3(36) of ERISA, to the extent that the Plan provides benefits equal to any reduction in benefits under the Retirement Plan attributable solely to the limitations imposed by section 415 of the Code. The Plan is intended to constitute an unfunded plan of deferred compensation for "a select group of management or highly compensated employees", within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, to the extent that the Plan provides any other benefits.

2.       DEFINITIONS

         When used herein, the following terms shall have the following meanings:

         "ACCOUNT" shall mean the Account established for a Participant pursuant to Section 8.

         "AFFILIATED COMPANIES" shall mean United States Trust Company of New York and each other direct or indirect subsidiary of the Corporation.

         "AVERAGE MARKET VALUE" shall mean, with respect to one Common Share as of any date or with respect to any period, the average of the mean between the per-share high and low prices for the Common Shares on such date, or on each trading day during such period, as quoted on the Nasdaq National Market System, or, if the Common Shares are not traded on such system, on such
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other securities market or securities exchange on which such shares are traded as the Committee shall determine.

         "BENEFICIARY" shall mean the person or persons designated by a Participant in accordance with Section 16 to receive any amount, or any Common Shares, payable under the Plan by reason of his or her death.

          "BENEFIT LIMITATIONS" shall mean (i) the limitation imposed by section 401(a)(17) of the Code on the amount of an Eligible Employee's annual compensation that may be taken into account in computing the Eligible Employee's pension benefit under the Retirement Plan and (ii) the limitations imposed by section 415 of the Code on the amount of the pension benefit payable to an Eligible Employee under the Retirement Plan.

          "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

          "BUSINESS DAY" shall mean any day on which Common Shares are traded on the Nasdaq National Market System or, if Common Shares are not traded on such system, on such other securities market or securities exchange on which such shares are traded as the Committee shall determine.

          "CHANGE IN CONTROL" shall mean that any of the following events has occurred:

                   (i) 20% or more of the Corporation's Common Shares has been acquired by any person (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934) other than directly from the Corporation;

                  (ii) there has been a merger or equivalent combination after which 49% or more of the voting shares of the surviving corporation is held by persons other than former shareholders of the Corporation; or

                  (iii) 20% or more of the directors elected by shareholders to the Board of Directors are persons who were not nominated by the Board of Directors or the Executive Committee of the Board of Directors in the most recent proxy statement of the Corporation;

provided, however, that notwithstanding anything in the Plan to the contrary, no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in Section 12 shall exist, to the extent that the Board of Directors so directs by resolution adopted prior to the Change in Control, or not later than 45 days after the Change in Control if the percentage of Common Shares acquired or directors elected under clause (i) or (iii) of the foregoing definition of Change in Control shall be at least 20% but less than 25%. Any resolution of the Board of Directors adopted in accordance with the provisions of this definition directing that a Change in Control shall be deemed not to have occurred for purposes of this Plan and that Section 12 shall not become effective, may be rescinded or countermanded at any time with or without retroactive effect.

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          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COMMITTEE" shall mean the Compensation and Benefits Committee of the Board of Directors.

         "COMMON SHARES" shall mean the common shares ($1.00 par value per share) of the Corporation.

         "COMPENSATION" shall mean, with respect to any Participant for any Plan Year beginning on or after January 1, 1997, such Participant's "Compensation" for such year, as defined in the Retirement Plan.

         "COMPENSATION LIMIT" shall mean, with respect to any Plan Year beginning on or after January 1, 1997, the amount of the limitation on annual compensation in effect for such Plan Year under section 401(a)(17) of the Code.

         "CORPORATION" shall mean U.S. Trust Corporation.

         "DETERMINED VALUE" shall mean (i) the highest price per Common Share paid in connection with any Change in Control (including, without limitation, prices paid in any subsequent merger or combination with any entity that acquires control of the Corporation), or (ii) in the case of a Change in Control occurring as a result of an event described in clause (iii) of the definition of a Change in Control contained in this Section 2, the Average Market Value of a Common Share during the 30-day period ending on the day preceding the occurrence of such Change in Control.

         "EARLIEST PAYMENT DATE" shall mean (i) the date as of which payment of an Eligible Employee's Pension under the Retirement Plan commences, or (ii) if earlier, the earliest date as of which the Eligible Employee could elect, under the Retirement Plan, to have payment of his or her Pension commence.

         "ELIGIBLE EMPLOYEE" shall mean any Employee who becomes entitled to receive a Pension pursuant to Article 5 or Article 6 of the Retirement Plan, the amount of which is less than the amount of the Pension he or she would be entitled to receive if the Employee's Pension were calculated without regard to the Benefit Limitations.

         "ELIGIBLE SPOUSE" shall mean the surviving spouse of a deceased Employee who, upon such Employee's death, becomes entitled to receive a Spouse's Preretirement Survivorship Pension pursuant to Section 8.7 of the Retirement Plan, the amount of which is less than the amount of the Spouse's Preretirement Survivorship Pension he or she would be entitled to receive if the Pension that the deceased Employee would have been entitled to receive had he or she not died were calculated without regard to the Benefit Limitations. Notwithstanding the foregoing, the surviving spouse of a deceased Employee shall not be treated as an Eligible Spouse for purposes of this Plan

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if payment of an Excess Pension Benefit to such deceased Employee had commenced prior to his or her death.

         "EMPLOYEE" shall mean any person employed, or formerly employed, by the Corporation or any of its Affiliated Companies that participates, or formerly participated, in the Retirement Plan.

         "EQUIVALENT ACTUARIAL VALUE" shall have the same meaning as is assigned to such term under the Retirement Plan for purposes of converting a life annuity to a 50% joint and survivor annuity, or, as the context may require, for purposes of determining the amount of distributions payable in the form of a lump sum payment under Section 7.6 of the Retirement Plan.

         "JOINT AND SURVIVOR PENSION" shall mean a monthly annuity payable to an Eligible Employee during his or her lifetime, with a monthly survivor's annuity payable after the death of such Eligible Employee to the person who was the Eligible Employee's spouse on his or her Payment Starting Date (regardless of such spouse's remarriage after his death) and who survives the Eligible Employee. Such survivor's annuity shall be payable for such spouse's life in the amount of 50% of the monthly annuity paid to the Eligible Employee prior to his or her death.

         "PARTICIPANT" shall mean, on or after January 1, 1997, (i) any Employee who was a Member of the Retirement Plan on December 31, 1996 and who has made an election under Section 5 to continue active participation in this Plan for Plan Years beginning on and after January 1, 1997, and (ii) any other Employee who becomes a Member of the Retirement Plan on or after January 1, 1997 and who has Compensation for any Plan Year beginning on or after January 1, 1997 that is in excess of the Compensation Limit for such year. For purposes of the foregoing, any Employee who is hired after January 1, 1997 and who has Compensation in excess of the Compensation Limit for the Plan Year in which his date of hire occurs shall be treated as a Participant for such Plan Year, if he or she is expected to become a Member of the Retirement Plan in the next following Plan Year.

         "PAYMENT STARTING DATE" shall mean the first day of the month coinciding with or next following the later of (i) the date of the Eligible Employee's Termination of Employment, or (ii) the Eligible Employee's Earliest Payment Date.

         "PHANTOM SHARE UNIT" or "PSU" shall mean a unit of measurement equivalent to one Common Share, with none of the attendant rights of a holder of such share, including, without limitation, the right to vote such share and the right to receive dividends thereon, except to the extent otherwise specifically provided herein.

         "PLAN" shall mean the Benefit Equalization Plan of U.S. Trust Corporation, as set forth herein and as amended and restated from time to time.

         "PLAN YEAR" shall mean the calendar year.

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         "RETIREMENT" shall mean a Participant's Termination of Employment for any reason other than death if, as of the date of the Participant's Termination of Employment, (i) the Participant has attained age 65 or (ii) the sum of Participant's age and the number of his or her "Years of Service", as defined in the Retirement Plan, is at least equal to 80. In addition, in the case of any Participant who becomes entitled to receive benefit payments under the long-term disability plan maintained by the Corporation or any of its Affiliated Companies and who continues to receive payments under such plan throughout the entire period ending on the date on which the Participant first meets the age, or the age and service, requirements set forth in clause (i) or (ii) above, such Participant shall be treated, for purposes of the Plan, as having terminated employment with the Corporation and all of its Affiliated Companies as a result of Retirement, on the first day of the month following the date on which the Participant first meets such requirements. In applying clause (ii) above for this purpose, the Participant's "Years of Service" shall include the number of calendar years (or part thereof) during which the Participant has received benefits payments under such long-term disability plan.

         "RETIREMENT PLAN" shall mean the Employees' Retirement Plan of United States Trust Company of New York and Affiliated Companies, as amended and restated from time to time.

         "TERMINATION OF EMPLOYMENT" shall mean the termination of an Employee's employment with the Corporation and all of its Affiliated Companies. For this purpose, a Participant who ceases active employment by reason of disability but who becomes entitled to receive benefit payments under the long-term disability plan maintained by the Corporation or any of its Affiliated Companies shall be treated as continuing to be employed with the Corporation and its Affiliated Companies until the earlier of (i) the date as of which he or she ceases to receive benefit payments under such plan, or (ii) the date as of which he or she is treated as having terminated employment as a result of Retirement.

         Each other capitalized term used herein, not otherwise defined, shall have the meaning given to such term under the Retirement Plan.

3.       EXCESS PENSION BENEFIT

         Upon an Eligible Employee's Termination of Employment for any reason other than death, the Eligible Employee shall be entitled to receive an Excess Pension Benefit under this Plan.

         The Excess Pension Benefit shall be a Pension which is equal to the excess of (i) the Pension that would be payable to the Eligible Employee under the Retirement Plan in the form of a single life annuity if payment thereof were to commence on the Eligible Employee's Payment Starting Date, calculated without regard to the Benefit Limitations, over (ii) the Pension that would be payable to the Eligible Employee under the Retirement Plan in the form of a single life annuity if payment thereof were to commence on the Eligible Employee's Payment Starting Date, calculated by taking into account the Benefit Limitations.

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         The Excess Pension Benefit shall be payable on a monthly basis, and each payment thereof shall be due on the first day of the month. In the case of an Eligible Employee who is not married on his Payment Starting Date, the Excess Pension Benefit shall be payable in the form of a single life annuity. In the case of an Eligible Employee who is married on his Payment Starting Date, the Excess Pension Benefit shall be payable in the form of a Joint and Survivor Pension which shall be of Equivalent Actuarial Value to the Excess Pension Benefit payable in the form of a single life annuity.

         Payment of the Excess Pension Benefit to the Eligible Employee shall commence as of his Payment Starting Date, and shall terminate with the payment due for the month in which he dies. Payment of a survivor's annuity under the Excess Pension Benefit to the Eligible Employee's surviving spouse shall commence on the first day of the month following the date of the Eligible Employee's death, and shall terminate with the payment due for the month in which the surviving spouse dies.

4.       EXCESS SURVIVORSHIP PENSION BENEFIT

         Upon the death of an Employee, the Employee's Eligible Spouse shall be entitled to receive an Excess Survivorship Pension Benefit under this Plan.

         The Excess Survivorship Pension Benefit shall be a Pension which is equal to the excess of (i) the Spouse's Preretirement Survivorship Pension that would be payable to the Eligible Spouse under the Retirement Plan if payment thereof were to commence on the first day of the month following the date of the Employee's death, calculated without regard to the Benefit Limitations, over
(ii) the Spouse's Preretirement Survivorship Pension that would be payable to the Eligible Spouse under the Retirement Plan if payment thereof were to commence on the first day of the month following the date of the Employee's death, calculated by taking into account the Benefit Limitations.

         The Excess Survivorship Pension Benefit shall be payable in the form of a single life annuity. Payments shall be made on a monthly basis, and shall be due on the first day of the month. Payment of the Excess Survivorship Pension Benefit to the Eligible Spouse shall commence as of the first day of the month following the date of the Employee's death, and shall terminate with the payment due for the month in which the surviving spouse dies.

5.       CONVERSION OF PLAN BENEFITS

         Notwithstanding any other provisions in the Plan to the contrary, no further Excess Pension Benefit or Excess Survivorship Pension Benefit shall accrue under Section 3 or 4 with respect to any Employee after December 31, 1996.

         Each Employee who was a Member of the Retirement Plan on December 31, 1996 shall make an election under this Section 5 as to whether or not to continue active participation in this

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Plan for Plan Years beginning on or after January 1, 1997. Such election shall be made in writing, on a form provided by the Committee for such purpose, and such form shall be filed with the Committee by no later than March 31, 1997.

         Any such Employee who so elects to continue participation shall receive the benefits provided for such Employee under Sections 6 and 7, in lieu of any benefit otherwise payable with respect to such Employee under Section 3 or 4.

         In the case of any Employee who was a Member of the Retirement Plan on December 31, 1996 and who elects not to continue active participation in this Plan for Plan Years beginning on or after January 1, 1997, or who fails to make an election under this Section 5 by March 31, 1997, (i) the Excess Pension Benefit payable to the Employee under Section 3 commencing on his or her Payment Starting Date shall be the Excess Pension Benefit that would have been payable to the Employee commencing on such date under Section 3 if the Employee's Termination of Employment had occurred on December 31, 1996; (ii) the Excess Survivorship Pension Benefit payable to the Employee's Eligible Spouse under
Section 4 upon the Employee's death shall be the Excess Survivorship Pension Benefit that would have been payable to such Eligible Spouse under Section 4 if the Employee's death had occurred on December 31, 1996 and if such Eligible Spouse had been married to the Employee at the time of the Employee's death; and
(iii) no benefit shall be payable with respect to the Employee under Section 6 or 7.

6.       CONVERTED PLAN BENEFIT

         The Account of each Participant who was a Member of the Retirement Plan on December 31, 1996 and who has elected under Section 5 to continue participation in the Plan for Plan Years beginning on or after January 1, 1997 shall be credited with a Converted Plan Benefit amount determined for the Participant in the manner described below. The amount to be so credited to a Participant's Account shall be credited as of January 1, 1997. Of the total amount to be so credited, 25% shall be credited to the PSU Portion, and 75% shall be credited to the Cash Portion, of the Participant's Account.

         A Participant's Converted Plan Benefit amount shall be the sum of (i) the lump sum actuarial present value of the Participant's Accrued Excess Pension Benefit plus (ii) the lump sum actuarial present value of the amount, if any, by which (A) the Participant's Projected Account Balance is less than (B) 80% of the actuarially equivalent lump sum value, determined at age 62, of the Participant's Projected Excess Pension Benefit. The following provisions shall apply for purposes of the foregoing:

         (a) The lump sum actuarial present values described in clauses (i) and
(ii) above, and the actuarially equivalent lump sum value referred to in clause
(ii)(B) above, shall be determined using an assumed interest rate of 8% per annum, and the 1983 Group Annuity Mortality Table For Males; provided, however, that mortality assumptions determined under such Table shall be used only for

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purposes of determining the period for which an annuity would be payable after payments thereunder are deemed to have commenced.

         (b) The Participant's Accrued Excess Pension Benefit shall mean the Excess Pension Benefit that would have been payable to the Participant under
Section 3 if the Participant's Termination of Employment had occurred on December 31, 1996, and if payment of his or her Excess Pension Benefit were to commence on January 1, 1997. The amount of the Excess Pension Benefit deemed to be payable to the Participant commencing on such date shall be determined (i) by taking into account the actuarial reduction provided in Section 5.2 of the Retirement Plan, if the Participant was not eligible for Retirement on December 31, 1996; (ii) by using the early retirement reduction factors provided under
Section 7.2(b) of the Retirement Plan, if the Participant was eligible for Retirement but had not attained age 60 as of that date; and (iii) without any reduction, if the Participant was eligible for Retirement and had attained age 60 as of that date.

         (c) The Participant's Projected Account Balance shall mean the amount of the balance of the Participant's Account as of the last day of the month in which the Participant will attain age 62, assuming that the Participant continues in employment with the Corporation or any of its Affiliated Companies until he or she attains age 62, that his or her base salary as of January 1, 1997 will increase at the rate of 4.5% per annum, that the amount of the Compensation Limit in effect for the Plan Year 1997 will increase at the rate of 3% per annum (but such increases shall be taken into account only to the extent permitted under the "rounding" rules of section 401(a)(17) of the Code), and that Dividend Equivalents and Earnings will be credited to the balance of the Participant's Account pursuant to Section 10 at the rate of 8% per annum.

         (d) The Participant's Projected Excess Pension Benefit shall mean the Excess Pension Benefit that would have been payable to the Participant under
Section 3 commencing at age 62 without regard to Section 5 if the Participant continued to be employed with the Corporation or any of its Affiliated Companies until he or she attained age 62, assuming that the Participant's base salary at January 1, 1997 will increase at the rate of 4-1/2% per annum, and that the amount of the Compensation Limit in effect for 1997 will increase at the rate of 3% per annum (but such increases shall be taken into account only to the extent permitted under the "rounding" rules of section 401(a)(17) of the Code).

7.       COMPENSATION LIMIT BENEFIT

         For each Plan Year in which a Participant has Compensation in excess of the Compensation Limit for such year, such Participant shall be credited with an amount determined by multiplying (i) the amount by which the Participant's Compensation exceeds the Compensation Limit for such year, by (ii) the percentage applicable to the Participant for such year, determined under the following table based on his or her attained age as of the close of such year.

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                    ATTAINED AGE                 PERCENT

                      Under 30                       0%
                      30-34                        2.5%
                      35-39                        5.0%
                      40-44                        7.5%
                      45-49                       10.0%
                      50-54                       15.0%
                      55-59                       17.5%
                      60-62                       20.0%
                      Over 62                     10.0%

         Notwithstanding the foregoing, no amount shall be credited to a Participant's Account pursuant to this Section 7 for the Plan Year in which the Participant's Termination of Employment occurs unless it occurs either (i) on the last day of such year, or (ii) as a result of the Participant's Retirement, or as a result of the Participant's death after he or she has met the age, or the age and service, requirements for eligibility for Retirement. The amount to be credited to a Participant for the Plan Year in which his or her Termination of Employment occurs as a result of his or her Retirement or death as described in clause (ii) of the preceding sentence shall be a pro-rated amount, based on the number of months of service completed by the Participant during such year. In the case of any Employee who is treated, pursuant to the last sentence of the definition of the term Participant in Section 2, as a Participant for the Plan Year in which he or she is hired, the amount to be credited to such Participant for such Plan Year pursuant to this Section 7 shall be a prorated amount, based on the number of months of service completed by the Participants during such year.

         The amount to be credited to a Participant's Account for any Plan Year pursuant to this Section 7 shall be credited as of December 31 of such year. Of the total amount to be so credited, 25% shall be credited to the PSU Portion, and 75% shall be credited to the Cash Portion, of the Participant's Account.

8.       ACCOUNTS

         For each Participant, there shall be established on the books and records of the Corporation, for bookkeeping purposes only, a separate Account to reflect such Participant's interest under the Plan. The Account so established shall be maintained in accordance with the following provisions:

         (a) The Account established for each Participant shall consist of two sub-accounts referred to herein, respectively, as the "PSU Portion" and the "Cash Portion".

         (b) The PSU Portion and the Cash Portion of each Participant's Account shall be credited with such amounts, as of such dates, as required pursuant to the provisions of Sections 6 and 7.

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         (c) The PSU Portion and the Cash Portion of a Participant's Account
shall be adjusted to reflect all additional PSU's and Earnings (as defined in paragraph (c) of Section 10) to be credited to such Portions pursuant to Section 10, and all payments made with respect to such Portions pursuant to Section 11.

         (d) A Participant's interest in his or her Account shall become fully vested and nonforfeitable upon the Participant's completion of five Years of Service as defined in the Retirement Plan.

9.       CONVERSION TO PSU'S

         Each amount credited to the PSU Portion of a Participant's Account pursuant to Section 6 or 7 shall be converted into (and after such conversion shall be reflected in such Portion as) a number of Phantom Share Units ("PSU's"). The conversion shall be made as of the same date as the date as of which such amount is so credited. The number of PSU's into which any amount so credited is to be converted shall be determined by dividing (i) the dollar value of such amount by (ii) the Average Market Value of one Common Share on the date as of which such amount is to be converted or, if such conversion date is not a Business Day, on the Business Day next preceding such conversion date.

10.      CREDITING OF DIVIDEND EQUIVALENTS AND EARNINGS

         Until payment with respect to a Participant's Account has been made in full in accordance with Section 11, the PSU Portion of a Participant's Account shall be credited with additional PSU's, and the Cash Portion of the Participant's Account shall be credited with interest or Earnings in accordance with the following provisions:

         (a) As of each date on which the Corporation pays a dividend on its Common Shares ("Dividend Payment Date") the PSU Portion of each Participant's Account shall be credited with additional PSU's, the number of which shall be determined by first (i) multiplying the number of PSU's standing to the Participant's credit on the date such dividend was declared by the per-share dollar amount of the dividend so paid, and then (ii) dividing the resulting amount by the Average Market Value of one Common Share on the Dividend Payment Date.

         (b) As of the last day of January, February and March of 1997, the balance of the Cash Portion of the Account of each Participant whose Account is to be credited with a Converted Plan Benefit amount pursuant to Section 6 shall be credited with interest computed at the rate of 8% per annum.

         (c) As of April 30, 1997 and as of the last day of each calendar month thereafter, each part of the balance of the Cash Portion of a Participant's Account for which a separate Earnings Crediting Option (as hereinafter defined) is in effect pursuant to the Participant's election hereunder shall be credited with an amount determined by multiplying such part of the balance by a percentage corresponding to the Applicable Rate of Return (as hereinafter defined) for such month under such

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
Earnings Crediting Option. The amount so credited (which may be positive or negative depending on whether the Applicable Rate of Return for the month is positive or negative) is referred to herein as "Earnings".

         (d) For purposes of this Section 10, the term"Earnings Crediting Option" shall mean, as of any date of reference any one of the following: the S&P 500 Index, the Lehman Bros. Government/Corporate Bond Index, and the IBC's Money Fund Report First Tier Average. Notwithstanding the foregoing, the Committee may at any time, in its sole discretion, determine (i) that any option referred to in the preceding paragraph shall cease to constitute an Earnings Crediting Option for purposes of the Plan, or (ii) that any other index or hypothetical investment fund or referenced rate of return shall constitute an Earnings Crediting Option for purposes of the Plan. Participants shall be notified in writing, at least 45 days in advance, of any change in the Plan's Earnings Crediting Options.

         (e) The "Applicable Rate of Return" for any month shall mean (i) in the case of the S&P 500 Index, the percentage, as determined by the Committee, by which (A) the value of such Index as of the last business day of such month, as adjusted to reflect all income earned for such month on the securities included in such Index, exceeds, or is less than, (B) the value of such Index as of the last business day of the immediately preceding month, determined without taking such adjustment into account; (ii) in the case of the Lehman Bros. Government/Corporate Bond Index, the percentage, as determined by the Committee, by which the value of such Index as of the last Business Day of such month, exceeds, or is less than, the value of such Index as of the last Business Day of the immediately preceding month; (iii) in the case of the IBC's Money Fund Report First Tier Average, the rate of return corresponding to the 7-day compounded yield for such Average, for the period ending on, or most recently prior to, the last day of such month; and (iv) in the case of any other Earnings Crediting Option, the rate of return applicable for such month, as determined by the Committee in its sole discretion.

         (f) A Participant may make elections with respect to the Earnings Crediting Options that are to apply with respect to the Cash Portion of his or her Account, in accordance with the following rules:

                    (i) A Participant may elect to have any part or all of the balance of the Cash Portion credited with Earnings under any Earnings Crediting Option available under the Plan at the time of his or her election.

                   (ii) Each Participant whose Account is credited with a Converted Plan Benefit amount pursuant to Section 6 shall make an initial election as to the Earnings Crediting Options that are to apply with respect to the Cash Portion of his or her Account on and after April 1, 1997. Such election shall be made in writing, on a form provided by the Committee for such purpose, and such form shall be filed with the Committee by no later than March 31, 1997. In such election form, the Participant shall specify, by percentages (which must be even multiples of 5%) the respective parts of the balance of the Cash Portion that are to be

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
         credited with Earnings under each of the Earnings Crediting Options designated by the Participant in such form. If any such Participant fails to make such election by March 31, 1997, such Participant shall be deemed to have selected the IBC's Money Fund Report First Tier Average as the Earnings Crediting Option to apply to the entire balance of the Cash Portion.

                  (iii) Each Employee who becomes a Participant solely by virtue of having Compensation in excess of the Compensation Limit for any Plan Year beginning on or after January 1, 1997, shall make an initial election as to the Earnings Crediting Options that are to apply with respect to the Cash Portion of his or her Account by no later than December 31 of the first Plan Year for which an amount is to be credited to his or her Account pursuant to Section 7. Such election shall be made in the same manner as described in clause (ii) above. If any such Participant fails to make such election by such date, such Participant shall be deemed to have selected the IBC's Money Fund Report First Tier Average as the Earnings Crediting Option to apply to the entire balance of the Cash Portion.

                   (iv) The Earnings Crediting Options selected in the initial election made by a Participant under clause (ii) or (iii) above (or deemed to have been selected by a Participant under clause (ii) or
         (iii) above) shall remain in effect (and shall apply to all additional amounts credited to the Cash Portion pursuant to Section 7 with respect to any subsequent Plan Years) until the Participant changes his or her election in accordance with clause (v) below.

                    (v) A Participant may change the Earnings Crediting Options that are to apply with respect to the Cash Portion of his or her Account by making a new election hereunder. Such new election shall be made by telephonic communication in accordance with such rules and procedures as the Committee shall prescribe. In such communication, the Participant shall specify, by percentages (which must be even multiples of 5%), the respective parts of the balance of the Cash Portion that are to be credited with Earnings under each of the Earnings Crediting Options designated by the Participant in such communication. The Participant's new election shall become effective as of the first day of the calendar month following the date on which such election is so communicated, provided that it is so communicated at least 15 days prior to such first day. The Earnings Crediting Options selected by the Participant in such new election shall remain in effect until the Participant again changes his election with respect to the Cash Portion of his or her Account in accordance with this clause (v).

         (g) The Cash Portion of a Participant's Account shall continue to be credited with Earnings in accordance with the provisions of this Section 10 until all payments required to be made with respect to the Cash Portion under
Section 11 have been made. For this purpose, any payments made under Section 11 with respect to the Cash Portion of the Participant's Account will be deemed to have been made pro rata from the respective parts of the balance of the Cash Portion that are subject to separate Earnings Crediting Options.

11.      PAYMENT OF ACCOUNT BALANCES

         Payment with respect to a Participant's Account shall be made in accordance with the following provisions:

         (a) The balances of the PSU Portion and the Cash Portion of a Participant's Account shall become payable upon the Participant's Termination of Employment for any reason, if the Participant's interest in his or her Account had become vested prior to the date of the Participant's Termination of Employment. If the Participant's interest in his or her Account had not become vested prior to such date, his or her entire interest in such Account shall be forfeited on such date.

         (b) Unless at the time a Participant's Account becomes payable there is in effect for the Participant an election under (c) below, payment with respect to the PSU Portion and the Cash Portion of the Participant's Account shall be made in the form of a single lump sum payment. Such payment shall consist of (i) a number of Common Shares equal to the number of whole PSU's included in the balance of the PSU Portion of the Participant's Account, and (ii) cash in an amount equal to the sum of (A) the balance of the Cash Portion of the Participant's Account and (B) an amount determined by multiplying the fractional part, if any, of a PSU included in the balance of the PSU Portion of the Participant's Account by the Average Market Value of one Common Share on the Business Day immediately preceding the date on which such payment is to be made. Such payment shall be made to the Participant or, if the Participant's Account becomes payable by reason of his or her death, to the Participant's Beneficiary. Payment shall be made on the last Business Day of February of the Plan Year following the year in which the Participant's Termination of Employment occurs.

         (c) A Participant may elect to have payment with respect to the PSU Portion and the Cash Portion of his or her Account made to the Participant, or in the event of the Participant's death, to his or her Beneficiary, in the form of a series of 10 annual installments, payable in the manner described in
Section 11(d), if the Participant's Account becomes payable as a result of the Participant's Retirement, or as a result of the Participant's death while he or she is still employed with the Corporation or any of its Affiliated Companies but after the Participant has met the age, or the age and service, requirements for eligibility for Retirement. An election under this Section 11(c) shall be made in writing, on a form that is provided by the Committee for such purpose and that is filed by the Participant with the Committee at least one year prior to the date on which the Participant's Termination of Employment occurs. Any election so made may be revoked, and a new election may be made hereunder after such revocation. Any such revocation or new election shall be made in the same manner, and by the same date, as described in the second preceding sentence. No election or revocation of an election made hereunder shall be given effect unless it is made within the time prescribed herein.

         (d) If a Participant's Account becomes payable in the form of a series of 10 annual installments pursuant to the Participant's election under Section 11(c), such payments shall be made in accordance with the following provisions:

                    (i) The first such installment payment shall be made on the last Business Day of February of the Plan Year following the year in which the Participant's Termination of Employment occurs, and the remaining installment payments shall be made on the last Business Day of February of each succeeding Plan Year.

                   (ii) Each installment payment to be made with respect to the Cash Portion of a Participant's Account shall be made in cash, in an amount determined by dividing (A) the balance of the Cash Portion determined as of the last day of the Plan Year preceding the year in which such payment is to be made, by (B) the number of installment payments remaining to be made. The last such installment payment shall include Earnings credited to the Cash Portion for the month preceding the month in which such payment is made.

                  (iii) Each installment payment to be made with respect to the PSU Portion of a Participant's Account shall be made partly in Common Shares, and partly in cash. The number of shares to be included in each such installment payment shall be equal to the number of whole PSU's included in the quotient resulting from dividing (A) the total number of PSU's included in the balance of the PSU Portion of the Participant's Account as of the last day of the Plan Year preceding the year in which such payment is to be made, by (B) the number of installment payments remaining to be made; and the amount of cash to be included in each such installment payment shall be determined by multiplying (C) the fractional part of a PSU included in the aforementioned quotient by (D) the Average Market Value of one Common Share on the Business Day immediately preceding the date on which such installment payment is to be made. The last such installment payment shall include a number of Common Shares equal to the whole number of any additional PSU's that are credited to the PSU Portion of the Participant's Account under Section 10(a) during the month preceding the month in which such payment is made, together with cash (in an amount determined in the same manner as described in the preceding sentence) for any fractional part of a PSU that is so credited.

                   (iv) If a Participant should die before receiving all installment payments required to be made hereunder with respect to the Participant's Account, any installment payments remaining to be made at the date of the Participant's death shall be made to the Participant's Beneficiary in the same form, at the same times and in the same amounts, as such payments would have been made to the Participant (A) if he or she had not died, and (B), in the case of installment payments required to be made to a Beneficiary due to the death of a Participant occurring before the Participant had received any such payments, if the Participant's employment had terminated as a result of Retirement on the date of his or her death.

         (e) Notwithstanding any other provision in this Section 11 to the contrary, payment with respect to any part or all of the Participant's Account balances may be made to the Participant on any date earlier than the date on which such payment is to be made pursuant to such other provisions of this
Section 11 if (i) the Participant requests such early payment and (ii) the Committee, in its sole discretion, determines that such early payment is necessary to help the Participant meet an "unforeseeable emergency" within the meaning of Section 1.457-2(h)(4) of the federal income tax regulations. The amount that may be so paid shall not exceed the amount necessary to meet such emergency.

12.      CHANGE IN CONTROL

         Notwithstanding any other provision in the Plan to the contrary (but subject to the proviso contained in the definition of "Change in Control" in
Section 2, upon the occurrence of a Change in Control, the following provisions shall apply.

         (a) Upon the occurrence of a Change in Control, the balance of each Participant's Account shall become immediately payable in full. Payment with respect to each Participant's Account balance shall be made to the Participant or, if the Participant has died, to his or her Beneficiary, in the form of a single lump sum cash payment. The amount so payable with respect to each Participant's Account shall be equal to the sum of (i) the balance of the Cash Portion of the Participant's Account, plus (ii) an amount determined by multiplying the aggregate number of PSU's then included in the balance of the PSU Portion of the Participant's Account by the Determined Value of one Common Share.

         (b) Each Eligible Employee and each Eligible Spouse for whom an Excess Pension Benefit or an Excess Survivorship Pension Benefit had become payable prior to a Change in Control shall be entitled, upon the occurrence of such Change in Control, to receive, in full discharge of the Corporation's obligations hereunder to such Eligible Employee or Eligible Spouse, an immediate lump-sum cash payment, in an amount that is of Equivalent Actuarial Value to the Excess Pension Benefit or the Excess Survivorship Pension Benefit so payable.

         (c) In the event of an Eligible Employee's Involuntary Termination after a Change in Control, as defined in the 1990 Change in Control and Severance Policy for Top Tier Officers of United States Trust Company of New York and Affiliated Companies (or, in the case of any Eligible Employee who is not a participant in such Plan, as defined in the 1990 Change in Control and Severance Policy for Officers and Employees of United States Trust Company of New York and Affiliated Companies), such Eligible Employee shall be entitled, upon such Involuntary Termination, to receive, in full discharge of the Corporation's obligations hereunder to such Eligible Employee, a single lump-sum cash payment, in an amount that is of Equivalent Actuarial Value to the Excess Pension Benefit that otherwise would have been payable to the Eligible Employee under Sections 4 and 5 as a result of such Termination of Employment.

         (d) All amounts payable under this Section 12, reduced by any taxes withheld pursuant to Section 13, shall be paid as soon as practicable following the Change in Control, or following the Employee's Involuntary Termination after a Change in Control, as the case may be.

13.      TAXES

         The Corporation or any of its Affiliated Companies may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to any Common Shares or any amounts payable under the Plan including, but not limited to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant or Beneficiary, and/or (ii) requiring a Participant or Beneficiary to pay to the Corporation or any of its Affiliated Companies the amount so required to be withheld as a condition of the issuance, delivery, or distribution of any Common Shares. The Committee may permit such amount to be paid in Common Shares previously owned by the Participant, or a portion of the Common Shares that otherwise would be distributed to such Participant with respect to his or her PSU's, or a combination of cash and such Common Shares.

14.      ADJUSTMENT OF PSU'S

         In the event of any change in the Common Shares by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase such shares at a price substantially below fair market value, or any similar change affecting the Common Shares, the number and kind of shares represented by Phantom Share Units shall be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section 14 and, upon such notice, such adjustment shall be effective and binding for all purposes of the Plan.

15.      SOURCE, LISTING AND QUALIFICATION OF COMMON SHARES

         The Common Shares distributed under the Plan may be shares held in the treasury of the Corporation, or shares purchased on the open market by the Corporation at such time or times and in such manner as it may determined. The Corporation shall be under no obligation to acquire Common Shares for distribution to Participants before payment in Common Shares is due.

         The Corporation, in its discretion, may postpone the issuance, delivery, or distribution of Common Shares with respect to any PSU's until completion of such stock exchange listing or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant or Beneficiary to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

16.      DESIGNATION AND CHANGE OF BENEFICIARY

         Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount, or any Common Shares, payable under the Plan by reason of his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant's death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 16, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any amount payable under the Plan by reason of the Participant's death, the Participant's estate shall be treated as the Participant's Beneficiary for purposes of the Plan.

17.      PAYMENTS TO PERSONS OTHER THAN PARTICIPANTS

         If the Committee shall find that any person to whom any amount, or any Common Shares, is payable under the Plan is unable to care for his or her affairs because of illness, accident or legal incapacity, then, if the Committee so directs, such amount, or such Common Shares, may be paid to such person's spouse, child or other relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person, unless a prior claim therefor has been made by a duly appointed legal representative of such person.

         Any payment made under this Section 17 shall be a complete discharge of the liability of the Corporation with respect to such payment.

18.      ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephone meeting, by action of a majority of the members present, or without a meeting by unanimous written consent. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish from time to time guidelines or regulations for the administration of the Plan, interpret the Plan, and make all determinations considered necessary or advisable for the administration of the Plan. The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers of the Corporation.

         All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties.

         No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each member of the Committee, and each employee, officer, director or trustee of the Corporation or any of its Affiliated Companies to whom any duty or power relating to the administration or interpretation of the Plan may be delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

19.      AMENDMENT AND TERMINATION

         The Plan may be amended, suspended or terminated, with prospective or retroactive effect, in whole or in part, by the Board of Directors without the consent of any Employee or any other person. The Committee may adopt any amendment that may be necessary or appropriate to facilitate the administration, management or interpretation of the Plan or to conform the Plan thereto, provided any such amendment does not have a material effect on the currently estimated cost to the Corporation of maintaining the Plan. No such amendment, suspension or termination shall retroactively impair or otherwise adversely affect the rights of any Employee or other person to benefits under the Plan that have accrued prior to the date of such action as determined by the Committee in its sole discretion.

         Notwithstanding the above, and notwithstanding any other provision in this Plan to the contrary, the Committee may direct that no benefit attributable to the application under the Retirement Plan of the Benefit Limitation described in clause (i) of the definition of the term "Benefit Limitations" be paid with respect to an Eligible Employee, or that no benefit otherwise provided with respect to a Participant under Section 6 or 7 be paid to such Participant or to his or her Beneficiary, if the Committee, in its sole discretion, determines that the payment of such benefit would jeopardize the Plan's status as a plan of deferred compensation for "a select group of management or highly compensated employees" within the meaning of the applicable provisions of ERISA with respect to such benefits.

20.      GENERAL PROVISIONS.

         The following additional provisions shall be applicable with respect to the Plan.

         (a) The Plan shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and Participants, Eligible Employees, Eligible Spouses, and their estates. The Plan shall also be binding upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation, but nothing in the Plan shall preclude the Corporation from merging or consolidating into or with, or transferring all or substantially all of its assets to, another corporation or organization that assumes the Plan and all obligations of the Corporation hereunder. The Corporation agrees that it will make appropriate provision for the preservation of Employees' rights under the Plan in any agreement or plan that it may enter into to effect any merger, consolidation, reorganization or transfer of assets. Upon such a merger, consolidation, reorganization, or transfer of assets and assumption, the term "Corporation" shall refer to such other corporation or organization and the Plan shall continue in full force and effect.

         (b) Neither the Plan nor any action taken hereunder shall be construed as giving to any Employee the right to be retained in the employ of the Corporation or any of its Affiliated Companies or as affecting the right of the Corporation or any of its Affiliated Companies to dismiss any Employee.

         (c) The rights or interests of any Employee under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors or beneficiaries of such person.

         (d) A Participant or any other person shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Corporation or the applicable Affiliated Company to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes, as well as for purposes of any applicable provisions of Title I of ERISA.

         (e) The Plan shall be governed by the laws of the State of New York from time to time in effect.